UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 2, 2011

(Date of earliest event reported)

OLD DOMINION FREIGHT LINE, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-19582	56-0751714
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Old Dominion Way

Thomasville, North Carolina 27360

(Address of principal executive offices)

(Zip Code)

(336) 889-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 2, 2011, Old Dominion Freight Line, Inc. (the “Company”) entered into an At-The-Market Equity Offering Sales Agreement (the “Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus Weisel”) pursuant to which the Company may issue and sell, from time to time over the next 12 months through or to Stifel Nicolaus Weisel, shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), having an aggregate offering price of up to $100,000,000. The following description is a summary of the material terms and conditions of the Sales Agreement. This summary is not intended to be complete, and is qualified in its entirety by reference to the Sales Agreement included as Exhibit 10.22 to this Current Report on Form 8-K and incorporated herein by reference.

The Company, subject to the terms and conditions of the Sales Agreement, may issue and sell from time to time exclusively through Stifel Nicolaus Weisel, acting as the Company’s sales agent and/or principal, shares of its Common Stock in an amount not to exceed an aggregate offering price of $100,000,000 by any method that is deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended. Sales of the Common Stock, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Global Select Market (“NASDAQ”), in privately negotiated transactions, or otherwise at market prices prevailing at the time of sale at prices related to prevailing market prices or at negotiated prices as agreed by Stifel Nicolaus Weisel and the Company. Subject to the terms and conditions of the Sales Agreement, Stifel Nicolaus Weisel will use its commercially reasonable efforts to sell on the Company’s behalf any shares of Common Stock to be offered by the Company under the Sales Agreement. Stifel Nicolaus Weisel is entitled to compensation of 2% of the gross sales price per share for any shares of Common Stock sold by Stifel Nicolaus Weisel pursuant to the Sales Agreement as the Company’s sales agent. The Company made customary representations, warranties and covenants in the Sales Agreement and each party has certain indemnification obligations under the Sales Agreement. The offering of Common Stock pursuant to the Sales Agreement will terminate upon the earliest to occur of (a) the sale of all the shares of Common Stock subject to the Sales Agreement, (b) February 2, 2012, or (c) the termination of the Sales Agreement as permitted therein.

Under the terms of the Sales Agreement, the Company also may sell shares of Common Stock to Stifel Nicolaus Weisel as principal, at a price per share to be agreed upon at the time of sale. If the Company sells shares to Stifel Nicolaus Weisel in its capacity as principal, it will enter into a separate terms agreement with Stifel Nicolaus Weisel, and the Company will describe the agreement in a separate prospectus supplement or pricing supplement.

The offering of Common Stock through this program will be made pursuant to the Company’s automatic shelf registration statement on Form S-3 (No. 333-162709), filed on October 28, 2009 with the Securities and Exchange Commission (the “Commission”) and a prospectus supplement dated February 2, 2011, filed by the Company with the Commission. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Common Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The representations, warranties and covenants contained in the Sales Agreement were made solely for purposes of the Sales Agreement and as of specific dates, were solely for the benefit of the parties to the Sales Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Sales Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to shareholders. Shareholders are not third-party beneficiaries under the Sales Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Sales Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

5.1	Opinion of Womble Carlyle Sandridge & Rice, PLLC

10.22	At-The-Market Equity Offering Sales Agreement, dated February 2, 2011, between Old Dominion Freight Line, Inc. and Stifel, Nicolaus & Company, Incorporated

23.1	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5.1)

99.1	Press Release, dated February 2, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.

By:	/s/ John P. Booker, III
John P. Booker, III
Vice President – Controller
(Principal Accounting Officer)

Date: February 2, 2011

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Womble Carlyle Sandridge & Rice, PLLC

10.22	At-The-Market Equity Offering Sales Agreement, dated February 2, 2011, between Old Dominion Freight Line, Inc. and Stifel, Nicolaus & Company, Incorporated

23.1	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5.1)

99.1	Press Release, dated February 2, 2011